UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2021

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement of Joseph F. Coradino, Chief Executive Officer

On May 12, 2021, Pennsylvania Real Estate Investment Trust (the “Trust”) and Joseph F. Coradino, the Trust’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement, (the “Amended and Restated Employment Agreement”), pursuant to which Mr. Coradino will continue to serve as the Chief Executive Officer of the Trust. The Amended and Restated Employment Agreement amends and restate the existing employment agreement between the Trust and Mr. Coradino dated as of April 25, 2012 (the “2012 Employment Agreement”).

The Executive Compensation and Human Resources Committee of the Board of Directors of the Trust (the “Committee”) undertook this update of Mr. Coradino’s 2012 Employment Agreement with the input of its independent compensation consultant and with the goal of modernizing Mr. Coradino’s compensation and severance terms. As a result, the Amended and Restated Employment includes both reductions and enhancements of Mr. Coradino’s rights (relative to the 2012 Employment Agreement), in each case as the Committee determined to be appropriately market competitive and reflective of modern governance practices. The Amended and Restatement Employment Agreement includes the following changes relative to the 2012 Employment Agreement:

•

terminates Mr. Coradino’s Amended and Restated Nonqualified Supplemental Executive Retirement Agreement, which had entitled him to employer contributions of $50,000 per year, plus the accrual of earnings on existing balances of 5% per year ($69,236 in the most recent year);

•

changes the amount of severance due to Mr. Coradino in the event of termination without cause or for good reason from (x) 1.1 times the sum of (1) his base salary and (2) the average percentages of base salary paid as cash bonuses in each of the last three full calendar years multiplied by his base salary (the “Average Bonus”), payable in a lump sum and subject to certain discounts, to (y) two times the sum of (1) his base salary and (2) his target bonus then in effect, payable in installments over time, plus a pro rata bonus for the year of termination based on his target bonus then in effect;

•

provides that, in connection with a termination without cause or resignation for good reason, the payout (if any) of performance-based equity (or equity-based) awards will be based on actual performance;

•

changes the amount of severance due to Mr. Coradino in the event of a change in control upon termination within six months before or 12 months after a change in control, from (x) three times the sum of (1) his base salary and (2) the Average Bonus, payable in a lump and subject to certain discounts, to (y) three times the sum of (1) his base salary and (2) his target bonus then in effect, payable in installments over time, plus a pro rata target bonus for the year of termination;

•	removes the single-trigger vesting of equity-based awards upon a change in control (such that the award’s vesting provisions would govern);

•	provides that all severance benefits payable under the agreement (rather than only cash amounts) will be subject to Mr. Coradino’s execution of a release of claims;

•	eliminates the Trust’s obligation to provide certain death and disability payments in the event of a death or disability-related termination of employment;

•	reduces the duration of subsidized health care benefits deliverable in connection with various severance or termination events from two years to 18 months; and

•

provides for the vesting of certain time-based restricted shares and restricted share units, and an opportunity to earn certain performance-based restricted shares or restricted share units based upon actual performance, upon Mr. Coradino’s retirement under specified circumstances.

Set forth below is a description of the Amended and Restated Employment Agreement, which is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Mr. Coradino’s Amended and Restated Employment Agreement will have an initial term of two years, after which it will renew annually for one-year terms unless either party gives notice of non-renewal at least 120 days prior to the end of the then current term. A non-renewal by the Trust will be deemed a termination without cause, whereas a non-renewal by Mr. Coradino will be deemed a resignation without good reason.

Mr. Coradino’s current base salary under the Amended and Restated Employment Agreement will be $900,000 (consistent with Mr. Coradino’s salary beginning January 1, 2021) as of the effective date. Mr. Coradino will be entitled to a cash incentive opportunity award for each calendar year ending during the term of his employment with a target amount equal to 175 percent of his base salary (consistent with Mr. Coradino’s previously established 2021 annual bonus opportunity). So long as Mr. Coradino remains our Chief Executive Officer, he will be nominated for election as a trustee at each annual meeting of shareholders, and he agrees to serve as one of our trustees.

In the event of Mr. Coradino’s termination on account of death or disability, he or his estate, as applicable, would receive any amounts earned but not yet paid to him as of the date of his termination, plus a pro rata portion of any cash incentive earned for the year in which his termination occurs. In addition, with respect to then outstanding restricted stock and restricted stock units granted during or after 2021, (i) those awards which are subject to vesting solely based on the passage of time and Mr. Coradino’s continued employment will immediately vest, and (ii) those awards which are subject to vesting based upon performance (however measured) will remain outstanding and will vest or be forfeited based on actual performance through the applicable performance period. With respect to restricted stock and restricted stock units granted prior to 2021, those awards will be treated in accordance with the applicable award agreement.

If Mr. Coradino’s employment is terminated by the Trust without cause or by Mr. Coradino for good reason, Mr. Coradino would receive (1) any amounts earned but not yet paid to him as of the date of his termination, (2) a pro rata bonus for the year of termination based on his target bonus then in effect, plus (3) two times the sum of (A) his base salary plus (B) his target bonus then in effect payable in installments over a period of time. In addition, those outstanding restricted stock and restricted stock unit awards which are subject to vesting solely based on the passage of time and Mr. Coradino’s continued employment will immediately vest. With respect to then outstanding restricted stock and restricted stock units subject to vesting based upon performance (however measured), (i) awards granted prior to 2021 will be treated in accordance with the applicable award agreement (which generally provide for vesting based on actual performance), and (ii) awards granted during or after 2021 will remain outstanding and will vest or be forfeited based on actual performance through the applicable performance period.

If within six months before a change in control or in the 12 months thereafter, Mr. Coradino’s employment is terminated by the Trust without cause or by Mr. Coradino for good reason, then Mr. Coradino would receive the same benefits described in the preceding paragraph, except the “two times” severance multiplier in clause (3) would be increased to “three times.”

In each of the foregoing cases, Mr. Coradino would receive the applicable premium for COBRA continuation coverage for himself and his eligible dependents for a period of 18 months. In addition, each outstanding stock option granted to Mr. Coradino would immediately vest and become exercisable, (x) with respect to non-qualified stock options (“NQSOs”), until the earlier of (1) the later of 180 days after the date of his death or termination or the period set forth in the applicable stock option agreement or (2) the scheduled expiration date of the option, and (y) with respect to incentive stock options (“ISOs”), in accordance with the applicable stock option agreement. However, the Trust has not granted stock options in recent years and the Committee has no present intention to grant stock options.

If Mr. Coradino delivers to the Board of Trustees of the Trust (the “Board”) one year’s advance written notice of his retirement, then, so long as his service to the Trust continues until the one year anniversary of delivery of the notice, the outstanding restricted stock and restricted stock units granted to Mr. Coradino during or after 2021 will vest (or be forfeited) as follows: (i) those awards which are subject to vesting solely based on the passage of time and Mr. Coradino’s continued employment will vest (but the shares issued in respect thereof will be subject to stop-transfer orders until the otherwise applicable vesting date), and (ii) those awards which are subject to vesting based upon performance (however measured) will remain outstanding and will vest or be forfeited based on actual performance through the applicable performance period.

In the event the Board exercises its right to accelerate the effective date of Mr. Coradino’s retirement to a date sooner than the one year anniversary of his delivery of notice of retirement, then in addition to the equity vesting treatment described above, Mr. Coradino will be entitled to (1) an amount equal to the base salary that would otherwise have been payable through the one year anniversary of his delivery of notice of retirement, (2) payout of any otherwise earned annual bonus for the fiscal year preceding his retirement (if not previously paid), and (3) a pro rata annual bonus for the year of retirement based on actual performance; provided that, solely for purposes of (2) and (3) above and determining the vested status of his pre-2021 equity awards, Mr. Coradino’s retirement will not be deemed to occur sooner than a period following his notice of retirement equal to four months plus his number of accrued but unused vacation days.

In the severance and retirement scenarios described above, the benefits payable to Mr. Coradino would be conditioned on his execution of a release of claims against the Trust and its affiliates.

If Mr. Coradino’s employment is terminated by the Trust for cause (as that term is defined in the agreement), Mr. Coradino would receive any amounts earned but not yet paid to him as of the date of his termination and each of his outstanding equity awards would be governed by the terms of the relevant plan and/or award agreement.

Mr. Coradino’s Amended and Restated Employment Agreement also includes certain customary restrictive covenants, including restrictions on his ability to compete with PREIT during the term of the his employment and for one year thereafter and on his ability to solicit PREIT’s employees during the term of his employment and for two years thereafter.

SERP Termination

On May 12, 2021, in connection with and in furtherance of the Amended and Restated Employment Agreement, the Committee authorized the termination the Trust’s Non-Qualified Supplement Retirement Agreement with Mr. Coradino (the “SERP”) and directed management to take action to effectuate the termination in a manner intended to comply with Internal Revenue Code Section 409A and the regulations issued thereunder. As a result of the termination, the Trust expects to payout Mr. Coradino’s SERP account balance during 2022.

Grant of RSUs to Joseph F. Coradino

In connection with entry into the Amended and Restated Employment Agreement, on May 12, 2021, the Committee awarded Mr. Coradino a long term incentive award of cash-settled, time-based restricted share units (“RSUs”) pursuant to a Restricted Share Unit and Outperformance Unit Award Agreement (the “Award Agreement”). Mr. Coradino received 800,323 RSUs. This award represents a portion of Mr. Coradino’s regularly scheduled 2021 annual equity-based award, not an additional or special award. As previously disclosed, equity awards were made by the Trust to other senior executives on March 31, 2021, but no RSUs were granted to Mr. Coradino at that time.

The RSUs will vest in three equal installments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to continued employment (and to accelerated vesting under the Amended and Restated Employment Agreement upon certain termination events, as described above). Vested RSUs will be settled in cash equal to the fair market value of a common share on the applicable vesting date multiplied by the number of RSUs that vest on that date (less any required withholding).

The RSUs also include an “outperformance multiplier” that would entitle Mr. Coradino to receive the dollar value of an additional number of common shares (“Outperformance Units” or “OPUs”) tied to a multiple of the number of RSUs if the Trust’s share price achieves certain outperformance goals, as follows:

	Level of Achievement of Share Price	Performance Multiplier
Outperformance	$6.25 or more	1.25x
Above-Target	$5.50	1.00x
Target	$4.75	0.75x
Threshold	$4.00	0.50x
Below Threshold	< $4.00	0.00x

The performance multiplier for achievement between levels will be determined by linear interpolation.

Achievement of the share price goals will be measured based on the average of the closing prices of a common share for the 60 days on which common shares were traded prior to and including the last day of a measurement period ending on December 31, 2023 (or upon the occurrence of certain earlier change in control events). If any amounts are earned in respect of the OPUs at the end of the measurement period, the OPUs will be settled in cash based on the fair market value of a common share on the last day of the measurement period.

The award, which must be settled in cash, was issued to Mr. Coradino in a private placement in reliance on exemptions from the registration requirements of United States federal and state securities laws, including Section 4(a)(2) Securities Act of 1933, as amended.

Item 8.01	Other Events

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description

10.1+	Amended and Restated Employment Agreement with Joseph F. Coradino, dated as of May 12, 2021.

10.2+	Restricted Share Unit and Outperformance Unit Award Agreement with Joseph F. Coradino, dated as of May 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Management contract or compensatory plan or arrangement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: May 14, 2021	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel